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Freeport-McMoRan Copper & Gold Inc.
Reports Second-Quarter and Six-Month 2007 Results

HIGHLIGHTS

▪
Net income for second-quarter 2007 (including special items discussed below) totaled $1.1 billion, $2.62 per share, compared with net income of $367 million, $1.74 per share, for the second quarter of 2006.  Net income for the first six months of 2007 totaled $1.6 billion, $4.80 per share, compared with net income of $619 million, $2.97 per share, for the first six months of 2006.

▪
FCX’s consolidated sales from its mines totaled 1.0 billion pounds of copper, 913 thousand ounces of gold and 15 million pounds of molybdenum for second-quarter 2007 and 1.5 billion pounds of copper, 1.9 million ounces of gold and 17 million pounds of molybdenum for the first six months of 2007.

▪
Full-year 2007 pro forma projected consolidated sales from FCX’s mines, including pre-acquisition Phelps Dodge sales, approximate 3.9 billion pounds of copper, 2.1 million ounces of gold and 68 million pounds of molybdenum, including 900 million pounds of copper, 125 thousand ounces of gold and 16 million pounds of molybdenum for third-quarter 2007.

▪
FCX’s operating cash flows approximated $2.1 billion for second-quarter 2007 and $2.8 billion for the first six months of 2007, including Phelps Dodge’s amounts beginning March 20, 2007.  Assuming average prices of $3.25 per pound for copper, $650 per ounce for gold and $25 per pound for molybdenum for the remainder of 2007, operating cash flows would exceed $6 billion for 2007, including over $3.2 billion for the second half of 2007.

▪	FCX capital expenditures approximated $530 million for second-quarter 2007 and $672 million for the first six months of 2007. Capital expenditures are expected to approximate $1.8 billion for 2007.

▪
Total debt approximated $9.8 billion and consolidated cash was $2.1 billion at June 30, 2007, compared with total debt of $12.0 billion and consolidated cash of $3.1 billion at March 31, 2007.  Assuming average prices of $3.25 per pound for copper, $650 per ounce for gold and $25 per pound for molybdenum for the remainder of 2007, total debt at year-end 2007 would approximate $8.2 billion and cash would approximate $1.7 billion.

SUMMARY FINANCIAL AND OPERATING DATA

	Second Quarter			Six Months
	2007		2006	2007[a]		2006
Financial Data (in millions, except per share amounts)
Revenues	$5,807	[b]	$1,426	$8,110	[b]	$2,512	[c]
Operating income	$2,399	[b,d]	$739	$3,578	[b,d]	$1,271	[c]
Net income applicable to common stock[e]	$1,104	[b,d,f]	$367	$1,580	[b,d,f]	$619	[c]
Diluted net income per share of common stock[g]	$2.62	[b,d,f]	$1.74	$4.80	[b,d,f]	$2.97	[c]
Diluted average common shares outstanding[g,h]	446		222	346		222
Operating cash flows	$2,081		$500	$2,750		$376	[i]
Capital expenditures	$530		$58	$672		$110

Operating Data – Sales from Mines
Copper (millions of recoverable pounds)
FCX’s consolidated share	1,010		220	1,530		445
Average realized price per pound	$3.33	[b]	$3.33	$3.32	[b]	$3.27

Gold (thousands of recoverable ounces)
FCX’s consolidated share	913		278	1,869		750
Average realized price per ounce	$658.36		$613.77	$659.51		$492.73	[c]

Molybdenum (millions of recoverable pounds)
FCX’s consolidated share	15		N/A	17		N/A
Average realized price per pound	$24.83		N/A	$24.68		N/A

Pro Forma Financial Data.  Pro forma financial results assume that FCX acquired Phelps Dodge effective January 1, 2007, for the 2007 periods and effective January 1, 2006, for the 2006 periods.  The most significant adjustments relate to the impact of fair value adjustments to inventories (including mill and leach stockpiles) and property, plant, equipment and development costs using March 19, 2007, metals prices and assumptions.
	Second Quarter				Six Months
	2007		2006		2007		2006
Financial Data (in millions, except per share amounts)
Revenues	$5,807	[b]	$4,418	[b]	$10,647	[b]	$7,729	[b,c]
Operating income	$2,371	[b,d]	$1,246	[b,d]	$3,950	[b,d]	$1,654	[b,c,d]
Net income applicable to common stock[e]	$1,086	[b,d,f]	$314	[b,d]	$1,681	[b,d,f]	$241	[b,c,d]
Diluted net income per share of common stock	$2.57	[b,d,f]	$0.82	[b,d]	$4.05	[b,d,f]	$0.64	[b,c,d]
Diluted average common shares outstanding	447		406		446		374

Note: Disclosures of after-tax amounts throughout this release are calculated by reference to the applicable tax rate.

a.	Includes Phelps Dodge results beginning March 20, 2007.

b.
Actual amounts include charges to revenues for noncash mark-to-market accounting adjustments on Phelps Dodge’s copper price protection programs totaling $130 million ($80 million to net income or $0.18 per share) and a reduction in average realized prices of $0.13 per pound of copper in second-quarter 2007 and $168 million ($103 million to net income or $0.30 per share) and a reduction in average realized prices of $0.11 per pound in the 2007 six-month period, representing the increase in the mark-to-market liability to fair value of $592 million at June 30, 2007.

Pro forma amounts totaled $130 million ($80 million to net income or $0.18 per share) in second-quarter 2007, $677 million ($515 million to net income or $1.27 per share) in second-quarter 2006, $188 million ($116 million to net income or $0.26 per share) in the 2007 six-month period and $1.1 billion ($813 million to net income or $2.17 per share) in the 2006 six-month period.

c.
Includes loss on redemption of FCX’s Gold-Denominated Preferred Stock, Series II totaling $69 million ($37 million to net income or $0.17 per share for actual and $0.10 per share for pro forma) and a reduction in average realized prices of $92.61 per ounce for the revenue adjustment relating to the redemption.

d.
Actual amounts include the purchase accounting impact of the increase in the carrying amount of Phelps Dodge’s property, plant, equipment and development costs and metals inventories totaling $454 million ($285 million to net income or $0.64 per share) in second-quarter 2007 and $578 million ($364 million to net income or $1.05 per share) in the 2007 six-month period.

Pro forma amounts totaled $483 million ($304 million to net income or $0.68 per share) in second-quarter 2007, $461 million ($290 million to net income or $0.71 per share) in second-quarter 2006, $1.1 billion ($719 million to net income or $1.61 per share) in the 2007 six-month period and $1.2 billion ($733 million to net income or $1.96 per share) in the 2006 six-month period.

e.	After preferred dividends.

f.
Actual amounts include net losses on early extinguishment of debt totaling $47 million ($35 million to net income or $0.08 per share) in second-quarter 2007 and $135 million ($110 million to net income or $0.32 per share) in the 2007 six-month period for debt prepayments.  Also includes gains in the 2007 periods totaling $38 million ($23 million to net income or $0.05 per share in second-quarter 2007 and $0.07 per share in the 2007 six-month period) on the sale of marketable equity securities.

Pro forma amounts include net losses on early extinguishment of debt in the 2007 periods totaling $47 million ($35 million to net income or $0.08 per share) for debt prepayments.  Also includes gains in the 2007 periods totaling $38 million ($23 million to net income or $0.05 per share) on the sale of marketable equity securities.

g.
Reflects assumed conversion of FCX’s 7% Convertible Senior Notes and 5½% Convertible Perpetual Preferred Stock.  Also reflects assumed conversion of FCX’s 6¾% Mandatory Convertible Preferred Stock, which was issued on March 28, 2007.  See Note f on page IV.

h.
On March 19, 2007, FCX issued 136.9 million common shares to acquire Phelps Dodge.  On March 28, 2007, FCX sold 47.15 million common shares.  Common shares outstanding on June 30, 2007, totaled 382 million.  Assuming conversion of the instruments discussed in Note g above, total potential common shares outstanding would be 444 million at June 30, 2007.

i.	Includes working capital uses of $519 million.

The following table summarizes the estimated impacts of fair value adjustments on 2007 production costs and depreciation, depletion and amortization expense resulting from the acquisition of Phelps Dodge.  These amounts do not affect cash flows and are based on the preliminary purchase price allocations and projected sales volumes.  Changes to fair value estimates of inventories (including mill and leach stockpiles) and/or property, plant and equipment, as well as changes in the timing of quarterly sales volumes, could result in actual amounts differing significantly from those shown below.  Additionally, inventories (including mill and leach stockpiles) are subject to lower of cost or market assessments, and significant declines in metals prices could result in future impairment charges.

	2007
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
(In millions)	Actual	Actual	Estimate	Estimate	Estimate
Production costs	$96	$268	$100	$40	$504
Depreciation, depletion and amortization	28	186	200	210	624
Total	$124	$454	$300	$250	$1,128

Impact on net income	$79	$285	$189	$158	$711

PHOENIX, AZ, July 25, 2007 – Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) reported second-quarter 2007 net income applicable to common stock of $1.1 billion, $2.62 per share, compared with net income of $367 million, $1.74 per share, for the second quarter of 2006.  For the six months ended June 30, 2007, FCX reported net income of $1.6 billion, $4.80 per share, compared with $619 million, $2.97 per share, in the 2006 period.  FCX’s six-month 2007 financial and operating results include its wholly owned subsidiary Phelps Dodge’s results following its acquisition by FCX on March 19, 2007.

FCX recorded its preliminary allocation of the approximate $26 billion purchase price to Phelps Dodge’s assets and liabilities based on estimated fair values as of March 19, 2007.  The increases to property, plant, equipment and development costs and metals inventories (including mill and leach stockpiles) resulting from this preliminary purchase price allocation resulted in higher cost of sales of $454 million ($285 million to net income or $0.64 per share) for the second quarter of 2007 and $578 million ($364 million to net income or $1.05 per share) for the first six months of 2007.  (See table on page 3.)  These items do not affect operating cash flows.

Second-quarter 2007 results also included (1) charges for noncash mark-to-market accounting adjustments on Phelps Dodge’s copper price protection programs totaling $130 million ($80 million to net income or $0.18 per share), (2) net losses on debt reductions totaling $47 million ($35 million to net income or $0.08 per share), including $30 million ($25 million to net income or $0.06 per share) for partial prepayment of borrowings related to the acquisition of Phelps Dodge and $17 million ($10 million to net income or $0.02 per share) for FCX’s redemption of its 10⅛% Senior Notes and (3) gains totaling $38 million ($23 million to net income or $0.05 per share) for the sale of marketable equity securities.  For the first six months of 2007, charges for noncash mark-to-market accounting adjustments on Phelps Dodge’s copper price protection programs totaled $168 million ($103 million to net income or $0.30 per share) and net losses on debt reductions totaled $135 million ($110 million to net income or $0.32 per share) primarily for partial prepayment of borrowings related to the acquisition of Phelps Dodge.

Results for the first six months of 2006 included net losses totaling $71 million ($38 million to net income or $0.17 per share), including a $69 million ($37 million to net income or $0.17 per share) loss on the redemption of FCX’s Gold-Denominated Preferred Stock, Series II and $2 million ($1 million to net income or $0.01 per share) for conversion of FCX’s 7% Convertible Senior Notes due 2011 and purchases of 10⅛% Senior Notes.

James R. Moffett, Chairman of the Board, and Richard C. Adkerson, Chief Executive Officer, said, “Our second-quarter financial performance reflects strong results in our North American, South American and Indonesian operations, and a continuation of positive market conditions for copper, gold and molybdenum.  The outlook for our business is strong and we anticipate continuing to generate strong cash flows which will be used to enhance shareholder value through investments in attractive growth projects, debt reduction and cash returns to shareholders.”

SUMMARY CONTRIBUTION ANALYSIS

FCX’s operating performance, including Phelps Dodge’s results beginning March 20, 2007, and the impact of purchase accounting adjustments, is shown below for the 2007 periods (in millions):

		Operating	Net
	Revenues	Income	Income
Three Months Ended June 30, 2007
FCX, excluding Phelps Dodge	$2,035	$1,269	$471 [a]
Phelps Dodge results[b]	3,772	1,573	935
Purchase accounting:
Inventories and stockpiles	-	(268)	(168)
Property, plant and equipment	-	(186)	(117)
Other	-	11	(17)
Consolidated	$5,807	$2,399	$1,104

Six Months Ended June 30, 2007
FCX, excluding Phelps Dodge	$3,822	$2,355	$923 [a]
Phelps Dodge results[b]	4,288	1,790	1,038
Purchase accounting:
Inventories and stockpiles	-	(364)	(229)
Property, plant and equipment	-	(214)	(135)
Other	-	11	(17)
Consolidated	$8,110	$3,578	$1,580

a.
Includes net losses on early extinguishment of debt totaling $47 million ($35 million to net income or $0.08 per share) in second-quarter 2007 and $135 million ($110 million to net income or $0.32 per share) in the 2007 six-month period for debt prepayments.  Also includes net interest expense totaling $155 million ($132 million to net income or $0.30 per share) in second-quarter 2007 and $190 million ($162 million to net income or $0.47 per share) in the 2007 six-month period for new debt used to acquire Phelps Dodge.

b.
Includes charges to revenues for noncash mark-to-market accounting adjustments on Phelps Dodge’s 2007 copper price protection programs totaling $130 million ($80 million to net income or $0.18 per share) in second-quarter 2007 and $168 million ($103 million to net income or $0.30 per share) in the 2007 six-month period, representing the increase in the mark-to-market liability to fair value of $592 million at June 30, 2007.  With the acquisition of Phelps Dodge, FCX assumed Phelps Dodge’s copper hedging contracts for which the price of 486 million pounds of copper to be sold in 2007 is capped at $2.00 per pound.  These copper price protection programs will mature at December 31, 2007, and settle in the first quarter of 2008 based on the average LME price for 2007.  FCX does not currently intend to enter into similar hedging programs in the future.

OPERATIONS

FCX’s operating results, including the results of PT-FI’s mining operations and the smelting and refining operations of Atlantic Copper and PT-FI’s 25%-owned affiliate PT Smelting, together with pro forma Phelps Dodge results, follow.  Second-quarter 2007 reflects actual results.  Pro forma results for the 2007 six-month period and the 2006 periods assume inclusion of the Phelps Dodge operations effective January 1, 2006.

	Second Quarter		Six Months
	2007	2006	2007	2006
	Actual	Pro forma	Pro forma	Pro forma
Consolidated Operating Data
Copper (millions of recoverable pounds)
Production	971	854	2,047	1,684
Sales[a]	1,010	843	2,035	1,677
Average realized price per pound, excluding hedging	$3.46	$3.24	$3.26	$2.93
Average realized price per pound, including hedging	$3.33	$2.44	$3.21	$2.29
Unit net cash costs[b]	$0.53	$0.74	$0.47	$0.65
Gold (thousands of recoverable ounces)
Production	825	340	1,927	838
Sales[a]	913	311	1,890	818
Average realized price per ounce	$658.36	$611.61	$657.96	$494.15	[c]
Molybdenum (millions of recoverable pounds)
Production	18	18	35	35
Sales[a]	15	18	34	35
Average realized price per pound	$24.83	$21.04	$23.83	$21.11

a.	Excludes sales of purchased metal.

b.
Reflects weighted average unit net cash costs, net of by-product credits, for all FCX mines.  For reconciliations of unit net cash costs per pound by geographic region to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements and pro forma consolidated financial results refer to the schedule, “Product Revenues and Production Costs,” available on our web site, “www.fcx.com.”

c.	Includes a reduction of approximately $85 per ounce for a loss on redemption of FCX’s Gold-Denominated Preferred Stock, Series II.

North American Mining.  FCX operates five open-pit copper mining complexes in North America (Morenci, Bagdad and Sierrita in Arizona and Chino and Tyrone in New Mexico) and conducts molybdenum mining operations at the Henderson mine in Colorado.  By-product molybdenum is produced at Sierrita, Bagdad, Chino and Morenci.  In addition, a new copper mining complex is under construction at Safford, Arizona, and FCX is assessing the restart of the Climax primary molybdenum mine in Colorado.  All of these mining operations are wholly owned, except for Morenci.  FCX records its 85 percent joint venture interest in Morenci using the proportionate consolidation method.  The North American copper mining operations are operated in an integrated fashion and have long-lived reserves with significant additional development potential.

	Second Quarter		Six Months
Consolidated	2007	2006	2007	2006
North American Mining Operations	Actual	Pro forma	Pro forma	Pro forma

Copper (millions of recoverable pounds)
Production	335	334	636	654
Sales[a]	333	333	640	667
Average realized price per pound:
Excluding hedging	$3.41	$3.27	$3.02	$2.78
Including hedging[b]	$3.02	$1.24	$2.88	$1.18

Molybdenum (millions of recoverable pounds)
Production	18	18	35	35
Sales[a]	15	18	34	35
Average realized price per pound	$24.83	$21.04	$23.83	$21.11

a.	Excludes sales of purchased metal.

b.	Includes impact of hedging losses related to Phelps Dodge’s copper price protection programs (see footnote b on page 5).

Consolidated copper sales from North American operations totaled 1.3 billion pounds in 2006 and are expected to approximate 1.3 billion pounds for the full year 2007.  Consolidated copper sales from North American operations are expected to approximate 685 million pounds in the second half of 2007.

FCX is the world’s largest producer of molybdenum through the Henderson molybdenum mine and as a by-product at several of its copper mines.  The Henderson block-cave underground mining complex produces high-purity, chemical-grade molybdenum concentrates, which are further processed into value-added molybdenum chemical products.  A feasibility study is nearing completion for reopening the Climax open-pit molybdenum mine, which has been on care-and-maintenance status since 1995.  The Climax mine could resume operation by 2010.  The feasibility study is expected to confirm the restart as an attractive economic project.  Consequently, FCX began ordering certain long lead-time equipment in the second quarter of 2007.

Consolidated molybdenum sales from the primary and by-product mines totaled 69 million pounds in 2006 and are expected to approximate 68 million pounds for the full year 2007.  Consolidated molybdenum sales are expected to approximate 34 million pounds in the second half of 2007.

Approximately 60 percent of FCX’s expected 2007 and approximately 75 percent of expected 2008 molybdenum production is committed for sale throughout the world pursuant to annual or quarterly agreements based primarily on prevailing market prices one month prior to the time of sale.  The Metals Week Dealer Oxide closing price for molybdenum on July 23, 2007, was $31.25 per pound.

Unit Net Cash Costs for North American Copper Mines.  The following table summarizes second-quarter 2007 actual unit net cash costs at the North American copper mines and pro forma unit net cash costs for the second quarter of 2006 and the first six months of 2007 and 2006.

	Second Quarter		Six Months
	2007	2006	2007	2006
	Actual	Pro forma	Pro forma	Pro forma
Per pound of copper:
Site production and delivery, after adjustments	$1.46	$1.05	$1.39	$1.02
By-product credits, primarily molybdenum	(0.74)	(0.58)	(0.64)	(0.58)
Treatment charges	0.09	0.06	0.08	0.07
Unit net cash costs[a]	$0.81	$0.53	$0.83	$0.51

a.
For a reconciliation of actual and pro forma unit net cash costs per pound to production and delivery costs applicable to actual and pro forma sales disclosed in FCX’s consolidated financial statements and pro forma consolidated financial results refer to the attached schedule, “Product Revenues and Production Costs,” available on our web site, “www.fcx.com.”

North American unit net cash costs were higher in the second quarter of 2007 compared with the second quarter of 2006 primarily because of higher maintenance, labor and other input costs at Morenci and Bagdad and higher milling costs at Chino.

Assuming an average copper price of $3.25 per pound and an average molybdenum price of $25 per pound for the remainder of 2007 and achievement of current 2007 sales estimates, FCX estimates that its pro forma 2007 average unit net cash costs for its North American mines, including molybdenum credits, would approximate $0.84 per pound of copper.  Average unit net cash costs for 2007 would change by approximately $0.02 per pound for each $2 per pound change in the average price of molybdenum for the remainder of 2007.

Unit Net Cash Costs for Primary Molybdenum Mine.  Second-quarter 2007 unit net cash costs of $4.15 per pound of molybdenum at the Henderson primary molybdenum mine were higher, compared with pro forma unit net cash costs of $3.31 per pound for the 2006 quarter, primarily because of higher input costs, including labor, supplies and service costs, and higher taxes.  Assuming achievement of current 2007 sales estimates, FCX estimates that its pro forma 2007 average unit net cash costs for its Henderson mine would approximate $4.20 per pound of molybdenum.

South American Mining.  FCX operates four copper mines in South America – Candelaria, Ojos del Salado and El Abra in Chile and Cerro Verde in Peru.  These operations are consolidated in FCX’s financial statements, with outside ownership reported as minority interests.

FCX owns 80 percent of the Candelaria and Ojos del Salado mining complexes, which include the Candelaria open-pit and underground mines and the Ojos del Salado underground mines.  These mines use certain common processing facilities to produce copper concentrates.  FCX owns a 51 percent interest in El Abra, an open-pit mine producing electrowon copper cathodes.  FCX owns a 53.6 percent equity interest in Cerro Verde, an open-pit mine producing both electrowon copper cathodes and copper concentrates.  Cerro Verde recently completed a $900 million expansion project to process sulfide ore reserves through a new concentrator.

	Second Quarter		Six Months
Consolidated	2007	2006	2007	2006
South American Mining Operations	Actual	Pro forma	Pro forma	Pro forma

Copper (millions of recoverable pounds):
Production	338	283	645	572
Sales	343	290	644	565
Average realized price per pound	$3.54	$3.14	$3.33	$2.83

Gold (thousands of recoverable ounces):
Production	28	29	52	59
Sales	28	29	53	58
Average realized price per ounce	$673.92	$583.44	$608.71	$464.85

Consolidated copper sales in the second quarter of 2007 were higher than in the second quarter of 2006 primarily reflecting the start up of expanded production at Cerro Verde and lower production at El Abra.  Consolidated copper sales totaled 1.1 billion pounds from South American operations in 2006 and are expected to approximate 1.4 billion pounds for the full year 2007.  Consolidated copper sales volumes from South American operations are expected to total 775 million pounds in the second half of 2007.  The projected increases for full-year 2007, compared with full-year 2006, include incremental production from the new Cerro Verde concentrator.

Unit Net Cash Costs.  The following table summarizes second-quarter 2007 actual unit net cash costs at the South American copper mines and pro forma unit net cash costs for the second quarter of 2006 and the first six months of 2007 and 2006.

	Second Quarter		Six Months
	2007	2006	2007	2006
	Actual	Pro forma	Pro forma	Pro forma
Per pound of copper:
Site production and delivery, after adjustments	$0.82	$0.68	$0.83	$0.71
By-product credits, primarily gold	(0.07)	(0.09)	(0.07)	(0.09)
Treatment charges	0.21	0.20	0.19	0.18
Unit net cash costs[a]	$0.96	$0.79	$0.95	$0.80

a.
For a reconciliation of actual and pro forma unit net cash costs per pound to production and delivery costs applicable to actual and pro forma sales disclosed in FCX’s consolidated financial statements and pro forma consolidated financial results refer to the schedule, “Product Revenues and Production Costs,” available on our web site, “www.fcx.com.”

South American unit net cash costs were higher in the second quarter of 2007 compared with the second quarter of 2006 primarily because of Cerro Verde mill ramp-up activities, higher employee-related costs at Cerro Verde and Candelaria and additional costs associated with the voluntary contribution program, and higher equipment maintenance and longer hauls at Candelaria.

Assuming achievement of current 2007 sales estimates, FCX estimates that its pro forma annual 2007 average unit net cash costs for its South American mines, including gold credits, would approximate $0.90 per pound of copper.

Indonesian Mining.  Through its 90.6 percent owned subsidiary PT-FI, FCX operates the world’s largest copper and gold mine in terms of reserves at its Grasberg operations in Papua, Indonesia.  PT-FI reported higher second-quarter 2007 sales volumes compared with the second quarter of 2006, primarily because of higher ore grades.  PT-FI’s share of sales totaled 334 million pounds of copper and 880 thousand ounces of gold.  Gold sales were approximately 300 thousand ounces higher than previous estimates because of higher ore grades.

Consolidated	Second Quarter		Six Months
Indonesian Mining Operations	2007	2006	2007	2006

Copper (millions of recoverable pounds):
Production	298	237	766	458
Sales	334	220	751	445
Average realized price per pound	$3.43	$3.33	$3.40	$3.27

Gold (thousands of recoverable ounces):
Production	795	307	1,869	769
Sales	880	278	1,827	750
Average realized price per ounce	$657.91	$613.77	$659.43	$492.73	[a]

a.	Amount was $585.34 before a loss on redemption of FCX’s Gold-Denominated Preferred Stock, Series II.

FCX’s consolidated share of annual sales from Indonesia in 2007 is projected to approximate 1.1 billion pounds of copper and 2.0 million ounces of gold.  PT-FI’s estimated 2007 gold sales are higher than the 1.8 million ounces previously estimated primarily because of higher ore grades.  At the Grasberg mine, the sequencing in mining areas with varying ore grades causes fluctuations in the timing of ore production, resulting in varying quarterly and annual sales of copper and gold.  PT-FI will be mining in a relatively low-grade section of the Grasberg open pit in the second half of 2007.  As a result, second-half 2007 sales volumes, totaling approximately 365 million pounds of copper and 170 thousand ounces of gold, are expected to be significantly lower than the first-half volumes.  PT-FI recently reached agreement for a new two-year labor agreement that expires in September 2009.

Unit Net Cash Costs.  PT-FI’s unit net cash (credits) costs, including gold and silver credits, averaged a net credit of $0.18 per pound of copper during the second quarter of 2007, compared with a net cost of $0.98 per pound in the 2006 quarter.  The lower unit net cash costs in the 2007 quarter compared with the 2006 quarter primarily reflect higher copper and gold volumes and higher gold prices.  Unit site production and delivery costs will vary with fluctuations in production volumes because of the primarily fixed nature of PT-FI’s cost structure.

	Second Quarter		Six Months
	2007	2006	2007	2006
Per pound of copper:
Site production and delivery, after
adjustments	$1.14	$1.23	$0.92	$1.23
Gold and silver credits	(1.79)	(0.85)	(1.65)	(1.07)
Treatment charges	0.33	0.49	0.35	0.43
Royalties	0.14	0.11	0.13	0.09
Unit net cash (credits) costs[a]	$(0.18)	$0.98	$(0.25)	$0.68

a.
For a reconciliation of unit net cash (credits) costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements refer to the schedule, “Product Revenues and Production Costs,” available on our web site, “www.fcx.com.”

Assuming average copper prices of $3.25 per pound and average gold prices of $650 per ounce for the remainder of 2007 and achievement of current 2007 sales estimates, PT-FI estimates that its annual 2007 unit net cash costs, including gold and silver credits, would approximate $0.44 per pound.  Because the majority of PT-FI’s costs are fixed, unit costs vary with the volumes sold and the price of gold, and are therefore currently projected to be significantly higher during the second half of 2007 than in the first half of 2007.  Unit net cash costs for 2007 would change by less than $0.01 per pound for each $25 per ounce change in the average price of gold for the remainder of 2007.  The London P.M. gold fixing price closed at $684.30 per ounce on July 24, 2007.

OTHER ITEMS

At June 30, 2007, FCX’s consolidated copper sales included 490 million pounds of copper, priced at an average of $3.45 per pound, subject to final pricing over the next several months.  Each $0.05 change in the price realized from the June 30, 2007, price would result in an approximate $15 million effect on FCX’s 2007 net income.  The LME closing spot price for copper on July 24, 2007 was $3.66 per pound.  Second-quarter 2007 adjustments to concentrate sales recognized in prior quarters increased revenues by $180 million ($95 million to net income or $0.21 per share) compared with an increase of $147 million ($78 million to net income or $0.35 per share) in the second quarter of 2006.

FCX’s international wire and cable business, Phelps Dodge International Corporation (PDIC), which operates factories in nine countries throughout Latin America, Asia and Africa, is engaged in the manufacturing of energy cables for various industries.  PDIC had revenues of $364 million and record operating income of $45 million in the second quarter of 2007.  FCX may consider a sale of its international wire and cable business.

Atlantic Copper, FCX’s wholly owned Spanish smelting unit, reported an operating loss of $4 million in the second-quarter 2007, compared with operating income of $22 million in the 2006 period.  In June 2007, Atlantic Copper successfully completed its scheduled 23-day maintenance turnaround which impacted operating results by $16 million in the second quarter of 2007 and is expected to impact third-quarter 2007 operating results by $10 million, including a $7 million impact from lower volumes.  Major maintenance turnarounds typically occur approximately every nine years for Atlantic Copper, with significantly shorter term maintenance turnarounds occurring in the interim.

FCX defers recognizing profits on PT-FI’s sales to Atlantic Copper and on 25 percent of PT-FI’s sales to PT Smelting, PT-FI’s 25 percent-owned Indonesian smelting unit, until the final sales to third parties occur.  Changes in these net deferrals resulted in an addition to FCX’s net income totaling $7 million, $0.02 per share, in the second quarter of 2007, and a reduction to net income of $103 million, $0.30 per share, in the first six months of 2007.  For the 2006 periods, changes in these net deferrals resulted in additions to FCX’s net income totaling $18 million, $0.08 per share, in the second quarter and $57 million, $0.26 per share, in the first six months.  At June 30, 2007, FCX’s net deferred profits on PT-FI concentrate inventories at Atlantic Copper and PT Smelting to be recognized in future periods’ net income after taxes and minority interest sharing totaled $203 million.  Based on copper prices of $3.25 per pound and gold prices of $650 per ounce for the third quarter of 2007 and current shipping schedules, FCX estimates that the net change in these deferred profits on intercompany sales will result in an increase to net income of approximately $100 million in the third quarter of 2007.  The actual change in deferred intercompany profits may differ substantially from this estimate because of changes in the timing of shipments to affiliated smelters and metal prices.

DEVELOPMENT and EXPLORATION ACTIVITIES

Development Activities.  FCX has significant development activities under way to expand its copper production capacity, extend its mine lives and develop large-scale underground ore bodies.  Current major projects include the recent expansion of Cerro Verde; construction of a major new mining complex at Safford, Arizona; the concentrate-leach, direct-electrowinning facility being constructed at Morenci; a sulfide leach project to extend the mine life at El Abra; various projects to develop the large-scale, high-grade underground ore bodies in the Grasberg district and development of the highly prospective Tenke Fungurume project in the Democratic Republic of Congo.

The mill restart at Morenci is ramping-up with the achievement of operating capacity expected in the third quarter of 2007.  This project, which includes construction of a concentrate-leach, direct-electrowinning facility, is expected to provide an incremental 115 million pounds of copper per year.  The concentrate-leach project uses Phelps Dodge’s proprietary medium-temperature, pressure-leaching and direct electrowinning technology which will enhance cost savings by processing concentrate on-site instead of shipping concentrate to smelters for treatment and by providing acid for leaching operations.  Mill restart and construction of the concentrate-leach, direct-electrowinning facility required a total capital investment of approximately $250 million.

The Safford copper mine is expected to produce ore from two open-pit copper mines located in southeastern Arizona and includes a solution extraction/electrowinning facility which is scheduled for start-up in early 2008.  Construction commenced in August 2006 and the project is expected to be completed in late 2007, with ramp-up to full production of approximately 240 million pounds per year in the first half of 2008.  The Safford mining complex will require a total capital investment of approximately $580 million.  FCX believes there is significant additional exploration and development potential in this district, including the large Lone Star project.

Cerro Verde has recently completed an approximate $900 million mill expansion project to process sulfide ore reserves through a new concentrator.  Processing of the sulfide ore began in the fourth quarter of 2006 and in June 2007, the mill reached design capacity of 108,000 metric tons of ore per day.  With the completion of the expansion, copper production at Cerro Verde initially is expected to approximate 650 million pounds per year (approximately 348 million pounds per year for FCX’s share).  In addition, the expansion is expected to produce an average of approximately 8 million pounds of molybdenum per year (approximately 4 million pounds per year for FCX’s share) for the next five years.

Cerro Verde also has a long-term contract that provides for fixed treatment and refining charges through 2011 on approximately 50 percent of its projected copper concentrate production.

At the end of 2006, a feasibility study was completed to evaluate the development of the large sulfide deposit at El Abra.  This project would extend the mine life by nine years and copper production from the sulfides is targeted to begin in 2010.  The existing facilities at El Abra will be used to process the additional reserves, minimizing capital spending requirements.  Total initial capital for the project is approximately $350 million, the majority of which will be spent between 2008 and 2011.  In March 2007, an environmental impact study associated with the sulfide project was submitted to Chilean authorities.

Indonesia.  PT-FI has several projects in progress throughout the Grasberg District, including developing its large-scale underground ore bodies located beneath and adjacent to the Grasberg open pit.  In the second quarter of 2007, PT-FI completed the expansion of the DOZ mine to 50,000 metric tons of ore per day and is working towards a further expansion to 80,000 metric tons per day.  Other projects in progress include the development of the high-grade Big Gossan mine, expected to ramp-up to full production of 7,000 metric tons per day in late 2010; and the continued development of the Common Infrastructure project, which will provide access to the Grasberg underground ore body, the Kucing Liar ore body and future development of the area containing the DOZ mine.

Africa.  FCX holds an effective 57.75 percent interest in the Tenke Fungurume copper/cobalt mining concessions in the Katanga province of the Democratic Republic of Congo.  FCX is the operator of the project.  The initial project at Tenke Fungurume is based on ore reserves of 103 million metric tons with ore grades of 2.1 percent copper and 0.3 percent cobalt.  Based on the current mine plan, ore grades for the first ten years are expected to average 4.6 percent copper and 0.4 percent cobalt.  During the second quarter of 2007, FCX advanced earthworks activities and completed an arrangement for electrical power to be supplied for the Tenke Fungurume project.

Operations are targeted to commence in 2009, with initial production of approximately 250 million pounds of copper and approximately 18 million pounds of cobalt per year for the first 10 years.  Based on the recent feasibility study, which assumes a long-term cobalt price of $12 per pound, life-of-mine unit net cash costs after by-product credits are estimated to be a net credit of $0.19 per pound of copper.

FCX is responsible for funding 70 percent of project development costs.  The Tenke Fungurume project will require a capital investment of approximately $650 million, of which approximately $115 million has been spent as of June 30, 2007, including amounts spent prior to the acquisition of Phelps Dodge.  For the remainder of 2007, FCX expects to spend approximately $250 million.

Exploration Activities.  FCX is conducting exploration activities near its existing mines and in other high potential areas around the world.  Aggregate exploration expenditures in 2007 are expected to approximate $125 million.

FCX’s exploration efforts in North America include drilling within the Safford district of the Lone Star deposit, located approximately four miles from the ore body currently under development, and targets in the Morenci district.  FCX is also conducting exploration activities near the Henderson ore body.  In Africa, FCX is actively pursuing targets outside of the area of initial development at Tenke Fungurume and is completing a pre-feasibility study on the separate Kisanfu project.

PT-FI’s 2007 exploration efforts in Indonesia will continue to test extensions of the Deep Grasberg and Kucing Liar mine complex.  PT-FI also continues to evaluate targets in the area between the Ertsberg and Grasberg mineral systems from the new Common Infrastructure tunnels, possible extensions of the Deep Mill Level Zone deposit, the Ertsberg open-pit resource through surface drilling programs and the open-pit potential of the Wanagon gold prospect.  During 2007, FCX resumed exploration activities suspended in recent years in certain prospective areas outside Block A (the Grasberg contract area) including the Kamopa prospect, the Ular Merah copper/gold prospect and the Wabu gold prospect.

OUTLOOK

FCX’s pro forma consolidated sales volumes for 2007, including pre-acquisition Phelps Dodge sales, are currently projected to approximate 3.9 billion pounds of copper, 2.1 million ounces of gold and 68 million pounds of molybdenum.  Projected sales volumes for the third quarter of 2007 approximate 900 million pounds of copper, 125 thousand ounces of gold and 16 million pounds of molybdenum.  The achievement of FCX’s sales estimates will be dependent, among other factors, on the achievement of targeted mining rates and expansion plans, the successful operation of production facilities, the impact of weather conditions and other factors.

Using estimated sales volumes for the remainder of 2007 and assuming average prices of $3.25 per pound of copper, $650 per ounce of gold and $25 per pound of molybdenum in the balance of the year, FCX’s consolidated operating cash flows would exceed $6 billion in 2007, including over $3.2 billion projected in the second half of 2007.  Each $0.20 per pound change in copper prices in the second half would affect 2007 cash flows by approximately $300 million.  Each $50 per ounce change in gold prices in the second half would affect 2007 cash flows by approximately $10 million, and each $2 per pound change in molybdenum prices would affect 2007 cash flows by approximately $30 million.  FCX’s capital expenditures for 2007 are currently estimated to approximate $1.8 billion.

FCX expects to generate cash flows during 2007 significantly greater than its capital expenditures, minority interests distributions, dividends and other cash requirements.  Assuming average prices of $3.25 per pound of copper, $650 per ounce of gold and $25 per pound of molybdenum in the balance of the year, and assuming excess cash is applied to reduce debt, total debt at year-end 2007 would approximate $8.2 billion and consolidated cash would approximate $1.7 billion.

CASH and DEBT

At June 30, 2007, FCX had consolidated cash of $2.1 billion and net cash available to the parent company of $1.4 billion as shown below (in billions):

June 30,
2007
Cash from United States operations	$0.1
Cash from international operations	2.0
Total consolidated cash	2.1
Less minority interests’ share	(0.5)
Cash, net of minority interests’ share	1.6
Withholding tax if distributed	(0.2)
Net cash available to parent company	$1.4

At June 30, 2007, FCX had $9.8 billion in debt, including $8.5 billion in acquisition debt, $0.9 billion in Phelps Dodge debt assumed in the transaction and $0.4 billion of previously existing FCX debt.  The following table summarizes FCX’s debt transactions in the second quarter of 2007 (in billions):

Total debt at March 31, 2007	$12.0
Borrowings	0.1
Repayments:
10⅛% Senior Notes due 2010	(0.3)
Term loan	(1.9)
Phelps Dodge notes	(0.1)
Total debt at June 30, 2007	$9.8

In the second quarter of 2007, FCX prepaid $1.9 billion of term debt and redeemed its 10⅛% Senior Notes due 2010 ($272 million) for $286 million.  In July 2007, FCX refinanced its term debt to achieve interest cost savings and improved terms.  FCX established a new $2.45 billion Term Loan A and used the proceeds to repay fully amounts borrowed under its $7.5 billion senior term loan (Term Loan B).  Interest cost savings associated with this transaction approximate 0.75 percent per annum.  FCX expects to record a charge of approximately $31 million to net income in the third quarter of 2007 for the early extinguishment of Term Loan B.

FINANCIAL POLICY

FCX has a long track record for maximizing shareholder values through pursuing development projects with high rates of return and returning cash to shareholders through common stock dividends and share purchases.  FCX’s common stock annual dividend of $1.25 per share totals approximately $475 million per year.  Preferred dividends total approximately $255 million per year.

Following the significant increase in debt associated with the acquisition of Phelps Dodge, FCX placed a high priority on debt reduction.  As a result of the $5.6 billion of net proceeds from the issuance of common stock and 6¾% mandatory convertible preferred stock in March 2007 and positive performance of its operations, FCX has achieved meaningful debt reduction since the Phelps Dodge acquisition.  The continuation of the positive performance of FCX’s operations would enable the company to reduce its debt further and to consider additional returns to shareholders.  FCX’s management and its Board of Directors review the company’s financial policy on an ongoing basis.  There are 12.2 million shares remaining under FCX’s Board-authorized 20-million share open market purchase program.

FCX is a leading international mining company with headquarters in Phoenix, Arizona.  FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum.  FCX has a dynamic portfolio of operating, expansion and growth projects in the copper industry and is the world’s largest producer of molybdenum.  The Grasberg mining complex, the world’s largest copper and gold mine in terms of reserves, is the company’s key asset.  FCX also operates significant mining operations in North and South America and is developing the potential world-class Tenke Fungurume project in the Democratic Republic of Congo.  Additional information about FCX is available on our website at www.fcx.com.

Cautionary Statement and Regulation G Disclosure:  This press release contains forward-looking statements in which we discuss factors we believe may affect our performance in the future.  Forward-looking statements are all statements other than historical facts, such as statements regarding projected ore grades and milling rates, projected sales volumes, projected unit net cash costs, projected operating cash flows, projected capital expenditures, the impact of copper, gold and molybdenum price changes, the impact of changes in deferred intercompany profits on earnings, projected debt and cash balances, and the impact of purchase accounting, including on production costs and depreciation, depletion and amortization expenses.  Accuracy of the forward-looking statements depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments.  FCX cautions readers that it assumes no obligation to update or publicly release any revisions to the forward-looking statements in this press release and, except to the extent required by applicable law, does not intend to update or otherwise revise the forward-looking statements more frequently than quarterly.  Additionally, important factors that might cause future results to differ from these projections include mine sequencing, production rates, industry risks, commodity prices, political risks, weather-related risks, labor relations, currency translation risks and other factors described in FCX's Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed with the Securities and Exchange Commission (SEC).

This press release also contains certain financial measures such as unit net cash costs (credits) per pound of copper and unit net cash costs per pound of molybdenum.  As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX’s consolidated financial statements are available on our web site, “www.fcx.com.”

A copy of this press release is available on our web site, “www.fcx.com.”  A conference call with securities analysts about second-quarter 2007 results is scheduled for today at 10:00 a.m. EDT.  The conference call will be broadcast on the Internet along with slides.  Interested parties may listen to the webcast live and view the slides by accessing “www.fcx.com.” A replay of the webcast will be available through Friday, August 17, 2007.
# # #

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA

	Three Months Ended June 30,
COPPER, Pro Forma[a]	Production				Sales
(millions of recoverable pounds)	2007		2006		2007		2006

MINED COPPER (FCX's net interest in %)
North America
Morenci (85%)	183	[b]	179	[b]	180	[b]	179	[b]
Bagdad (100%)	51		40		47		40
Sierrita (100%)	35		39		36		38
Chino (100%)	44		50		45		50
Tyrone (100%)	11		17		13		17
Miami (100%)	6		4		5		4
Tohono (100%)	1		1		1		1
Manufacturing and other (100%)	4		4		6		4
Total North America	335		334		333		333

South America
Candelaria/Ojos del Salado (80%)	108		108		108		107
Cerro Verde (53.6%)	142		52		132		62
El Abra (51%)	88		123		103		121
Total South America	338		283		343		290

Indonesia
Grasberg (90.6%)	298	[c]	237	[c]	334	[c]	220	[c]
Consolidated	971		854		1,010		843

Less minority participants’ share	159		128		164		130
Net	812		726		846		713

Consolidated sales from mines					1,010		843
Purchased copper					180		219
Total consolidated sales					1,190		1,062

Average realized price per pound
Excluding hedging					$3.46		$3.24
Including hedging					$3.33	[d]	$2.44	[d]

GOLD, Pro Forma[a]
(thousands of recoverable ounces)

MINED GOLD (FCX's net interest in %)

North America (100%)	2	[b]	4	[b]	5	[b]	4	[b]
South America (80%)	28		29		28		29
Indonesia (90.6%)	795	[c]	307	[c]	880	[c]	278	[c]
Consolidated	825		340		913		311

Less minority participants’ shares	80		35		88		32
Net	745		305		825		279

Consolidated sales from mines					913		311
Purchased gold					-		7
Total consolidated sales					913		318

Average realized price per ounce					$658.36		$611.61

MOLYBDENUM, Pro Forma[a]
(millions of recoverable pounds)

MINED MOLYBDENUM (FCX's net interest in %)

North America
Henderson (100%)	10		10		N/A		N/A
By-product (100%)	8		8		N/A		N/A
Consolidated	18		18		15		18

Purchased molybdenum					3		2
Total consolidated sales					18		20

Average realized price per pound					$24.83		$21.04

a.	The second-quarter 2006 data include Phelps Dodge’s pre-acquisition results for comparative purposes only.
b.	Amounts are net of Morenci’s joint venture partner’s 15 percent interest.
c.	Amounts are net of Grasberg’s joint venture partner’s interest, which varies in accordance with the terms of the joint venture agreement.
d.	Includes reductions of $0.13 per pound for second-quarter 2007 and $0.80 per pound for second-quarter 2006 for mark-to-market accounting adjustments on Phelps Dodge’s copper price protection programs.

I

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA
(continued)

	Six Months Ended June 30,
COPPER, Pro Forma[a]	Production				Sales
(millions of recoverable pounds)	2007		2006		2007		2006

MINED COPPER (FCX's net interest in %)
North America
Morenci (85%)	341	[b]	339	[b]	332	[b]	339	[b]
Bagdad (100%)	93		78		93		83
Sierrita (100%)	72		82		77		87
Chino (100%)	85		103		86		103
Tyrone (100%)	24		32		25		32
Miami (100%)	9		10		13		13
Tohono (100%)	2		3		2		3
Manufacturing and other (100%)	10		7		12		7
Total North America	636	[c]	654		640	[c]	667

South America
Candelaria/Ojos del Salado (80%)	208		225		212		220
Cerro Verde (53.6%)	254		102		245		101
El Abra (51%)	183		245		187		244
Total South America	645	[c]	572		644	[c]	565

Indonesia
Grasberg (90.6%)	766	[d]	458	[d]	751	[d]	445	[d]
Consolidated	2,047		1,684		2,035		1,677

Less minority participants’ share	321		255		318		252
Net	1,726		1,429		1,717		1,425

Consolidated sales from mines					2,035		1,677
Purchased copper					357		414
Total consolidated sales					2,392		2,091

Average realized price per pound
Excluding hedging					$3.26		$2.93
Including hedging					$3.21	[e]	$2.29	[e]

GOLD, Pro Forma[a]
(thousands of recoverable ounces)

MINED GOLD (FCX's net interest in %)
North America (100%)	6	[b]	10	[b]	10	[b]	10	[b]
South America (80%)	52	[f]	59		53	[f]	58
Indonesia (90.6%)	1,869	[d]	769	[d]	1,827	[d]	750	[d]
Consolidated	1,927		838		1,890		818

Less minority participants’ shares	185		84		182		82
Net	1,742		754		1,708		736

Consolidated sales from mines					1,890		818
Purchased gold					4		8
Total consolidated sales					1,894		826

Average realized price per ounce					$657.96		$494.15	[g]

MOLYBDENUM, Pro Forma[a]
(millions of recoverable pounds)

MINED MOLYBDENUM (FCX's net interest in %)
North America
Henderson (100%)	20		19		N/A		N/A
By-product (100%)	15		16		N/A		N/A
Consolidated	35	[h]	35		34	[h]	35

Purchased molybdenum					5		4
Total consolidated sales					39		39

Average realized price per pound					$23.83		$21.11
a.	Includes Phelps Dodge’s pre-acquisition results for comparative purposes only.
b.	Amounts are net of Morenci’s joint venture partner’s 15 percent interest.
c.
Includes North American copper production of 258 million pounds and sales of 283 million pounds and South American copper production of 259 million pounds and sales of 222 million pounds for Phelps Dodge’s pre-acquisition results.

d.	Amounts are net of Grasberg’s joint venture partner’s interest, which varies in accordance with the terms of the joint venture agreement.
e.
Includes reductions of $0.09 per pound for the 2007 six-month period and $0.66 per pound for the 2006 six-month period for mark-to-market accounting adjustments on Phelps Dodge’s copper price protection programs.

f.	Includes gold production of 21 thousand ounces and sales of 18 thousand ounces for Phelps Dodge’s pre-acquisition results.
g.	Includes a reduction of approximately $85 per ounce for a loss on redemption of FCX’s Gold-Denominated Preferred Stock, Series II.
h.	Includes molybdenum production of 14 million pounds and sales of 17 million pounds for Phelps Dodge’s pre-acquisition results.

II

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA
(continued)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
Statistical Data from Mining Operations, 100%[a]	2007	2006	2007	2006

North America (copper and molybdenum mines)

Copper Mines

Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	743,100	822,000	710,400	839,400
Average copper ore grade (%)	0.25	0.32	0.27	0.31
Copper production (millions of recoverable pounds)	219	233	421	452

Mill Operations
Ore milled (metric tons per day)	227,300	190,700	218,200	190,600
Average ore grade (%)
Copper	0.34	0.34	0.32	0.33
Molybdenum	0.03	0.03	0.02	0.03
Production (millions of recoverable pounds)
Copper	116	101	215	202
Molybdenum	8	8	15	16

Primary Molybdenum Mine

Ore milled (metric tons per day)	25,400	23,300	25,000	23,300
Average molybdenum ore grade (%)	0.22	0.24	0.22	0.23
Molybdenum production (millions of recoverable pounds)	10	10	20	19

South America (copper mines)

SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	305,200	256,000	290,700	253,300
Average copper ore grade (%)	0.42	0.47	0.40	0.46
Copper production (millions of recoverable pounds)	142	176	291	347

Mill Operations
Ore milled (metric tons per day)	168,000	62,300	154,700	61,700
Average copper ore grade (%)	0.72	0.95	0.70	1.01
Copper production (millions of recoverable pounds)	196	107	354	225

Indonesia (copper mine)

Mill Operations
Ore milled (metric tons per day)	215,000	223,700	221,700	220,200

Average ore grade
Copper (%)	0.82	0.72	1.02	0.72
Gold (grams per metric ton)	1.63	0.67	1.82	0.79
Recovery rates (%)
Copper	91.8	84.1	91.3	83.3
Gold	88.6	76.4	88.1	78.8
Copper (millions of recoverable pounds)
Production	310	259	790	505
Sales	347	240	775	491
Gold (thousand of recoverable ounces)
Production	889	326	2,035	796
Sales	978	294	1,988	780

a.	Includes Phelps Dodge pre-acquisition results for comparative purposes only.

III

FREEPORT-McMoRan COPPER & GOLD INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007		2006	2007[a]		2006
	(In Millions, Except Per Share Amounts)
Revenues[b]	$5,807		$1,426	$8,110		$2,512
Cost of sales:
Production and delivery	2,850	[c]	605	3,802	[c]	1,083
Depreciation, depletion and amortization	379	[c]	44	495	[c]	87
Total cost of sales	3,229		649	4,297		1,170
Exploration and research expenses	40		3	47		5
Selling, general and administrative expenses	139	[d]	35	188	[d]	66
Total costs and expenses	3,408		687	4,532		1,241
Operating income	2,399		739	3,578		1,271
Interest expense, net	(182)		(21)	(234)		(44)
Losses on early extinguishment and conversion of debt, net	(47)		-	(135)		(2)
Gains on sales of assets	38	[e]	9	38	[e]	9
Other income, net	43		6	66		11
Equity in affiliated companies’ net earnings	7		1	12		5
Income before income taxes and minority interests	2,258		734	3,325		1,250
Provision for income taxes	(777)		(310)	(1,237)		(532)
Minority interests in net income of consolidated subsidiaries	(313)		(42)	(427)		(69)
Net income	1,168		382	1,661		649
Preferred dividends	(64)		(15)	(81)		(30)
Net income applicable to common stock	$1,104		$367	$1,580		$619

Net income per share of common stock:
Basic	$2.90		$1.95	$5.27		$3.29
Diluted[f]	$2.62		$1.74	$4.80		$2.97

Average common shares outstanding:
Basic	381	[g]	188	300	[g]	188
Diluted[f]	446		222	346		222

Dividends paid per share of common stock	$0.3125		$1.0625	$0.625		$1.875

a.	Includes Phelps Dodge results beginning March 20, 2007.
b.
Includes adjustments to prior period concentrate sales totaling $180 million in the 2007 quarter, $147 million in the 2006 quarter, $93 million in the 2007 six-month period and $138 million in the 2006 six-month period.  In addition, charges for mark-to-market accounting adjustments for losses on Phelps Dodge’s 2007 copper price protection programs totaled $130 million in the 2007 quarter and $168 million in the 2007 six-month period.  The 2006 six-month period also includes a $69 million loss on the mandatory redemption of FCX’s Gold-Denominated Preferred Stock, Series II.

c.
Includes impact of purchase accounting adjustments related to the Phelps Dodge acquisition, which increased production costs by $268 million in the 2007 quarter and $364 million in the 2007 six-month period and increased depreciation, depletion and amortization by $186 million in the 2007 quarter and $214 million in the 2007 six-month period.

d.
Includes approximately $60 million of additional costs relating to the acquisition of Phelps Dodge and approximately $25 million of stock-based compensation costs related to second-quarter 2007 stock option grants.

e.	Represents gains on the sale of marketable equity securities.
f.
Reflects assumed conversion of FCX’s 7% Convertible Senior Notes and 5½% Convertible Perpetual Preferred Stock, resulting in the exclusion of interest expense totaling less than $0.1 million in the 2007 quarter, $5 million in the 2006 quarter, $0.1 million in the 2007 six-month period and $10 million in the 2006 six-month period and dividends totaling $15 million in each of the second quarters of 2007 and 2006 and $30 million in each of the six-month periods of 2007 and 2006.  The 2007 periods also include assumed conversion of FCX’s 6¾% Mandatory Convertible Preferred Stock, of which FCX sold 28.75 million shares on March 28, 2007, reflecting exclusion of dividends totaling $49 million for the 2007 quarter and $51 million for the 2007 six-month period.  The assumed conversions reflect the inclusion of 62 million common shares in the 2007 quarter, 32 million common shares in the 2006 quarter, 44 million common shares in the 2007 six-month period and 32 million common shares in the 2006 six-month period.

g.	On March 19, 2007, FCX issued 136.9 million shares to acquire Phelps Dodge; and on March 28, 2007, FCX sold 47.15 million common shares in a public offering.

IV

FREEPORT-McMoRan COPPER & GOLD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,		December 31,
	2007		2006
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,078		$907
Accounts receivable	2,455		486
Inventories	2,387		724
Mill and leach stockpiles	320		-
Prepaid expenses, restricted cash and other	215		34
Total current assets	7,455		2,151
Property, plant, equipment and development costs, net	24,302		3,099
Other assets	743		140
Trust assets	612		-
Long-term mill and leach stockpiles	530		-
Goodwill	6,992	[a]	-
Total assets	$40,634		$5,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,647		$789
Accrued income taxes	629		165
Copper price protection programs	592		-
Current portion of long-term debt and short-term borrowings	152		19
Total current liabilities	4,020		973
Long-term debt, less current portion:
Senior notes	6,951		620
Term loan	2,450		-
Project financing, equipment loans and other	236		41
Total long-term debt, less current portion	9,637		661
Other liabilities and deferred credits	1,230		298
Deferred income taxes	6,856		800
Total liabilities	21,743		2,732
Minority interests	1,524		213
Stockholders’ equity:
5½% Convertible perpetual preferred stock	1,100		1,100
6¾% Mandatory convertible preferred stock	2,875		-
Common stock	50		31
Capital in excess of par value	13,331		2,668
Retained earnings	2,818		1,415
Accumulated other comprehensive income (loss)	16		(20)
Common stock held in treasury	(2,823)		(2,749)
Total stockholders’ equity	17,367		2,445
Total liabilities and stockholders’ equity	$40,634		$5,390

a.
Second-quarter 2007 adjustments to the preliminary fair values assigned to assets and liabilities acquired from Phelps Dodge and adjustments to the purchase price resulted in a $387 million reduction in goodwill during the second quarter of 2007.  Additional adjustments, which could be significant, are expected in future periods until FCX finalizes its evaluation of the fair value of assets and liabilities acquired.

V

FREEPORT-McMoRan COPPER & GOLD INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	June 30,
	2007[a]	2006
	(In Millions)
Cash flow from operating activities:
Net income	$1,661	$649
Adjustments to reconcile net income to net cash provided by
operating activities:
Unrealized losses on copper price protection programs	168	-
Depreciation, depletion and amortization	495	87
Minority interests in net income of consolidated subsidiaries	427	69
Noncash compensation and benefits	104	36
Losses on early extinguishment and conversion of debt, net	135	2
Gains on sales of assets	(38)	(9)
Deferred income taxes	(102)	63
Elimination (recognition) of profit on PT Freeport Indonesia sales
to PT Smelting	36	(13)
Increase in long-term mill and leach stockpiles	(101)	-
Other	46	11
(Increases) decreases in working capital, excluding amounts
acquired from Phelps Dodge:
Accounts receivable	(557)	(2)
Inventories	298	(218)
Prepaid expenses, restricted cash and other	16	(3)
Accounts payable and accrued liabilities	182	(70)
Accrued income taxes	(20)	(226)
Increase in working capital	(81)	(519)
Net cash provided by operating activities	2,750	376
Cash flow from investing activities:
Acquisition of Phelps Dodge, net of cash acquired	(13,906)	-
Phelps Dodge capital expenditures	(476)	-
PT Freeport Indonesia capital expenditures	(175)	(104)
Other capital expenditures	(21)	(6)
Sale of assets and other	90	1
Net cash used in investing activities	(14,488)	(109)
Cash flow from financing activities:
Proceeds from term loans under bank credit facility	10,000	-
Repayments of term loans under bank credit facility	(7,550)	-
Net proceeds from sales of senior notes	5,880	-
Net proceeds from sale of 6¾% mandatory convertible preferred stock	2,803	-
Net proceeds from sale of common stock	2,816	-
Proceeds from other debt	227	53
Repayments of other debt	(481)	(223)
Purchases of FCX common shares	-	(100)
Cash dividends paid:
Common stock	(182)	(352)
Preferred stock	(30)	(30)
Minority interests	(314)[b]	(57)[b]
Net (payments for) proceeds from exercised stock options	(24)	14
Excess tax benefit from exercised stock options	7	22
Bank credit facilities fees and other	(243)	-
Net cash provided by (used in) financing activities	12,909	(673)
Net increase (decrease) in cash and cash equivalents	1,171	(406)
Cash and cash equivalents at beginning of year	907	764
Cash and cash equivalents at end of period	$2,078	$358

a.	Includes Phelps Dodge results beginning March 20, 2007.
b.	Represents minority interests’ share of dividends.

VI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS

PRODUCT REVENUES AND UNIT NET CASH COSTS
Unit net cash costs per pound of copper and per pound of molybdenum is a measure intended to provide investors with information about the cash generating capacity of FCX’s mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. This measure is presented by other metals mining companies, although FCX’s measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (1) the majority of its revenues are copper revenues, (2) it mines ore, which contains copper, gold, molybdenum and other metals, (3) it is not possible to specifically assign all of FCX’s costs to revenues from the copper, gold, and molybdenum and other metals it produces, (4) it is the method used to compare mining operations in certain industry publications and (5) it is the method used by FCX’s management and Board of Directors to monitor its operations. In the co-product method presentations below, costs are allocated to the different products based on their relative revenue values, which will vary to the extent our metals sales volumes and realized prices change.

In both the by-product and the co-product method calculations below, FCX shows adjustments to copper revenues for prior period open sales as separate line items. Because the copper pricing adjustments do not result from current period sales, FCX has reflected these separately from revenues on current period sales. Noncash and nonrecurring costs consist of items such as stock-based compensation costs, write-offs of equipment or unusual charges. They are removed from site production and delivery costs in the calculation of unit net cash costs. In addition, costs resulting from the application of the purchase accounting method are removed. As discussed above, gold, molybdenum and other metal revenues, excluding any impacts from redemption of the gold- and silver-denominated preferred stocks, are reflected as credits against site production and delivery costs in the by-product method. Presentations under both methods are shown below together with reconciliations to amounts reported in FCX’s consolidated financial statements or pro forma consolidated financial results.

VII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

North America Mining Product Revenues and Production Costs and Unit Net Cash Costs
Three Months Ended June 30, 2007
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Molybdenum	Other	Total
Revenues, after adjustments shown
below	$1,074	$1,074	$5	$7	$235	$6	$1,327

Site production and delivery, before
net noncash and nonrecurring
costs shown below	476	397	2	2	83	5	489
By-product credits	(241)	-	-	-	-	-	-
Treatment charges	29	28	-	1	-	-	29
Unit net cash costs	264	425	2	3	83	5	518
Depreciation and amortization	33	24	-	-	9	-	33
Noncash and nonrecurring costs, net	5	5	-	-	-	-	5
Total unit costs	302	454	2	3	92	5	556
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	(87)	(87)	-	-	-	-	(87)
Idle facility and other non-
inventoriable costs	(8)	(8)	-	-	-	-	(8)
Gross profit	$676	$525	$3	$4	$143	$1	$676

Pounds of copper sold (in millions)	327	327
Ounces of gold sold (000s)			6
Ounces of silver sold (000s)				523
Pounds of molybdenum sold
(in millions)					8

Gross profit per pound of copper and molybdenum/
per ounce of gold and silver:
Revenues, after adjustments shown
below	$3.28	$3.28	$738.57	$14.58	$28.52

Site production and delivery, before
net noncash and nonrecurring
costs shown below	1.46	1.21	255.81	4.65	10.04
By-product credits	(0.74)	-	-	-	-
Treatment charges	0.09	0.09	54.33	1.32	-
Unit net cash costs	0.81	1.30	310.14	5.97	10.04
Depreciation and amortization	0.10	0.08	(6.49)	0.44	1.07
Noncash and nonrecurring costs, net	0.01	0.01	3.09	0.01	0.03
Total unit costs	0.92	1.39	306.74	6.42	11.14
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	(0.27)	(0.27)	-	-	-
Idle facility and other non-
inventoriable costs	(0.02)	(0.02)	(0.51)	(0.01)	-
Gross profit per pound/ounce	$2.07	$1.60	$431.32	$8.15	$17.38

Reconciliation to Amounts Reported
		Production	Depreciation
		and	and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$1,327	$489	$33
Net noncash and nonrecurring costs
per above	N/A	5	N/A
Other North America operations	1,680	1,526	18
Purchase accounting impact	N/A	251	117
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging per above	(87)	N/A	N/A
Total North American mining
operations	2,920	2,271	168
Eliminations and other	2,887	579	211
As reported in FCX’s consolidated
financial statements	$5,807	$2,850	$379

VIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

North America Mining Product Revenues and Production Costs and Unit Net Cash Costs (Pro Forma)
Three Months Ended June 30, 2006
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Molybdenum	Other	Total
Revenues, after adjustments shown
below	$1,259	$1,259	$2	$6	$187	$4	$1,458

Site production and delivery, before
net noncash and nonrecurring
costs shown below	345	256	2	3	89	4	354
By-product credits	(190)	-	-	-	-	-	-
Treatment charges	21	20	-	1	-	-	21
Unit net cash costs	176	276	2	4	89	4	375
Depreciation and amortization	35	27	-	1	7	-	35
Noncash and nonrecurring costs, net	5	5	-	-	-	-	5
Total unit costs	216	308	2	5	96	4	415
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	(852)	(852)	-	-	-	-	(852)
Idle facility and other non-
inventoriable costs	(6)	(6)	-	-	-	-	(6)
Gross profit	$185	$92	$-	$2	$91	$-	$185

Pounds of copper sold (in millions)	329	329
Ounces of gold sold (000s)			4
Ounces of silver sold (000s)				441
Pounds of molybdenum sold
(in millions)					8

Gross profit per pound of copper and molybdenum/
per ounce of gold and silver:
Revenues, after adjustments shown
below	$3.82	$3.82	$638.64	$13.84	$23.70

Site production and delivery, before
net noncash and nonrecurring
costs shown below	1.05	0.78	460.72	7.17	11.29
By-product credits	(0.58)	-	-	-	-
Treatment charges	0.06	0.06	90.49	2.24	-
Unit net cash costs	0.53	0.84	551.21	9.41	11.29
Depreciation and amortization	0.11	0.08	44.57	0.63	0.91
Noncash and nonrecurring costs, net	0.02	0.02	7.27	0.03	0.04
Total unit costs	0.66	0.94	603.05	10.07	12.24
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	(2.59)	(2.59)	-	-	-
Idle facility and other non-
inventoriable costs	(0.01)	(0.01)	-	(0.08)	-
Gross profit per pound/ounce	$0.56	$0.28	$35.59	$3.69	$11.46

Reconciliation to Amounts Reported
		Production	Depreciation
		and	and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$1,458	$354	$35
Net noncash and nonrecurring costs
per above	N/A	5	N/A
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging per above	(852)	N/A	N/A
Eliminations and other	3,812	2,347	311
As reported in FCX’s pro forma
consolidated financial results	$4,418	$2,706	$346

IX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

North America Mining Product Revenues and Production Costs and Unit Net Cash Costs (Pro Forma)
Six Months Ended June 30, 2007
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Molybdenum	Other	Total
Revenues, after adjustments shown
below	$1,886	$1,886	$7	$12	$413	$10	$2,328

Site production and delivery, before
net noncash and nonrecurring
costs shown below	870	745	1	4	152	8	910
By-product credits	(403)	-	-	-	-	-	-
Treatment charges	51	50	-	1	-	-	51
Unit net cash costs	518	795	1	5	152	8	961
Depreciation and amortization	73	58	1	-	14	-	73
Noncash and nonrecurring costs, net	11	10	-	-	1	-	11
Total unit costs	602	863	2	5	167	8	1,045
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	(79)	(79)	-	-	-	-	(79)
Idle facility and other non-
inventoriable costs	(18)	(18)	-	-	-	-	(18)
Gross profit	$1,187	$926	$5	$7	$247	$2	$1,187

Pounds of copper sold (in millions)	628	628
Ounces of gold sold (000s)			10
Ounces of silver sold (000s)				818
Pounds of molybdenum sold
(in millions)					15

Gross profit per pound of copper and molybdenum/
per ounce of gold and silver:
Revenues, after adjustments shown
below	$3.00	$3.00	$691.93	$14.79	$26.95

Site production and delivery, before
net noncash and nonrecurring
costs shown below	1.39	1.19	129.60	4.39	9.90
By-product credits	(0.64)	-	-	-	-
Treatment charges	0.08	0.08	28.64	1.13	-
Unit net cash costs	0.83	1.27	158.24	5.52	9.90
Depreciation and amortization	0.12	0.09	(10.31)	0.42	0.94
Noncash and nonrecurring costs, net	0.01	0.02	1.16	0.01	0.03
Total unit costs	0.96	1.38	149.09	5.95	10.87
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	(0.13)	(0.13)	-	-	-
Idle facility and other non-
inventoriable costs	(0.02)	(0.02)	(0.24)	-	-
Gross profit per pound/ounce	$1.89	$1.47	$542.60	$8.84	$16.08

Reconciliation to Amounts Reported
		Production	Depreciation
		and	and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$2,328	$910	$73
Net noncash and nonrecurring costs
per above	N/A	11	N/A
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging per above	(79)	N/A	N/A
Eliminations and other	8,398	4,734	669
As reported in FCX’s pro forma
consolidated financial results	$10,647	$5,655	$742

X

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

North America Mining Product Revenues and Production Costs and Unit Net Cash Costs (Pro Forma)
Six Months Ended June 30, 2006
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Molybdenum	Other	Total
Revenues, after adjustments shown
below	$1,999	$1,999	$5	$11	$378	$7	$2,400

Site production and delivery, before
net noncash and nonrecurring
costs shown below	672	513	3	5	164	6	692
By-product credits	(381)	-	-	-	-	-	-
Treatment charges	44	41	1	2	-	-	44
Unit net cash costs	335	554	4	7	164	6	736
Depreciation and amortization	71	56	1	1	14	-	71
Noncash and nonrecurring costs, net	10	9	-	-	1	-	10
Total unit costs	416	619	5	8	179	6	817
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	(1,227)	(1,227)	-	-	-	-	(1,227)
Idle facility and other non-
inventoriable costs	(13)	(13)	-	-	-	-	(13)
Gross profit	$343	$140	$-	$3	$199	$1	$343

Pounds of copper sold (in millions)	660	660
Ounces of gold sold (000s)			9
Ounces of silver sold (000s)				950
Pounds of molybdenum sold
(in millions)					16

Gross profit per pound of copper and molybdenum/
per ounce of gold and silver:
Revenues, after adjustments shown
below	$3.03	$3.03	$586.54	$11.53	$24.04

Site production and delivery, before
net noncash and nonrecurring
costs shown below	1.02	0.78	391.78	5.64	10.47
By-product credits	(0.58)	-	-	-	-
Treatment charges	0.07	0.06	94.34	1.92	-
Unit net cash costs	0.51	0.84	486.12	7.56	10.47
Depreciation and amortization	0.11	0.09	42.52	0.52	0.88
Noncash and nonrecurring costs, net	0.01	0.01	6.78	0.03	0.03
Total unit costs	0.63	0.94	535.42	8.11	11.38
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	(1.86)	(1.86)	-	-	-
Idle facility and other non-
inventoriable costs	(0.02)	(0.02)	-	(0.07)	-
Gross profit per pound/ounce	$0.52	$0.21	$51.12	$3.35	$12.66

Reconciliation to Amounts Reported
		Production	Depreciation
		and	and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$2,400	$692	$71
Net noncash and nonrecurring costs
per above	N/A	10	N/A
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging per above	(1,227)	N/A	N/A
Eliminations and other	6,556	4,445	616
As reported in FCX’s pro forma
consolidated financial results	$7,729	$5,147	$687

XI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

Primary Molybdenum (Henderson) Product Revenues and Production Costs and Unit Net Cash Costs (Pro Forma)a
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In Millions)	2007	2006	2007	2006
Revenues, after adjustments shown
below	$255	$206	$463	$407

Site production and delivery, before
net noncash and nonrecurring
costs shown below	42	32	81	66
Unit net cash costs	42	32	81	66
Depreciation and amortization	9	9	18	17
Noncash and nonrecurring costs, net	-	-	-	-
Total unit costs	51	41	99	83
Gross profit	$204	$165	$364	$324

Pounds of molybdenum sold (in millions)	10	10	20	19

Gross profit per pound of molybdenum:
Revenues, after adjustments shown
below	$25.12	$21.08	$23.70	$21.30

Site production and delivery, before
net noncash and nonrecurring
costs shown below	4.15	3.31	4.15	3.46
Unit net cash costs	4.15	3.31	4.15	3.46
Depreciation and amortization	0.92	0.88	0.91	0.88
Noncash and nonrecurring costs, net	0.01	0.02	0.02	0.02
Total unit costs	5.08	4.21	5.08	4.36
Gross profit per pound	$20.04	$16.87	$18.62	$16.94

Reconciliation to Amounts Reported
(In Millions)		Production	Depreciation
		and	and
Three Months Ended June 30, 2007	Revenues	Delivery	Amortization
Totals presented above	$255	$42	$9
Purchase accounting impact	N/A	67	10
Other molybdenum operations	208	297	3
Primary molybdenum segment	463	406	22
Eliminations and other	4,881	2,038	335
As reported in FCX’s consolidated
financial statements	$5,807	$2,850	$379

Three Months Ended June 30, 2006
Totals presented above	$206	$32	$9
Eliminations and other	4,212	2,674	337
As reported in FCX’s pro forma
consolidated financial results	$4,418	$2,706	$346

Six Months Ended June 30, 2007
Totals presented above	$463	$81	$18
Eliminations and other	10,184	5,574	724
As reported in FCX’s pro forma
consolidated financial results	$10,647	$5,655	$742

Six Months Ended June 30, 2006
Totals presented above	$407	$66	$17
Eliminations and other	7,322	5,081	670
As reported in FCX’s pro forma
consolidated financial results	$7,729	$5,147	$687

a.	Amounts for the three months ended June 30, 2007, are actuals.

XII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2007
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Other	Total
Revenues, after adjustments shown
below	$1,216	$1,216	$19	$8	$(3)[a]	$1,240

Site production and delivery, before
net noncash and nonrecurring
costs shown below	281	276	4	2	-	281
By-product credits	(23)	-	-	-	-	-
Treatment charges	71	70	1	-	-	71
Unit net cash costs	329	346	5	2	-	352
Depreciation and amortization	61	60	-	1	-	61
Noncash and nonrecurring costs, net	1	1	-	-	-	1
Total unit costs	391	407	5	3	-	414
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	57	57	-	-	-	57
Idle facility and other non-
inventoriable costs	(7)	(7)	-	-	-	(7)
Gross profit	$875	$860	$13	$5	$(3)	$875

Pounds of copper sold (in millions)	343	343
Ounces of gold sold (000s)			28
Ounces of silver sold (000s)				603

Gross profit per pound of copper/per ounce of gold and silver:
Revenues, after adjustments shown
below	$3.55	$3.55	$673.60	$13.17

Site production and delivery, before
net noncash and nonrecurring
costs shown below	0.82	0.81	127.59	2.86
By-product credits	(0.07)	-	-	-
Treatment charges	0.21	0.20	32.52	1.07
Unit net cash costs	0.96	1.01	160.11	3.93
Depreciation and amortization	0.18	0.18	19.50	0.46
Noncash and nonrecurring costs, net	-	-	0.28	-
Total unit costs	1.14	1.19	179.89	4.39
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	0.17	0.17	(2.05)	(0.03)
Idle facility and other non-
inventoriable costs	(0.02)	(0.02)	(4.92)	(0.08)
Gross profit per pound/ounce	$2.56	$2.51	$486.74	$8.67

Reconciliation to Amounts Reported
		Production	Depreciation
		and	and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$1,240	$281	$61
Net noncash and nonrecurring costs
per above	N/A	1	N/A
Treatment charges per above	(71)	N/A	N/A
Purchased metal	81	81	N/A
Purchase accounting impact	N/A	18	70
Eliminations and other	(75)	(78)	5
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging per above	57	N/A	N/A
Total South American mining
operations	1,232	303	136
Eliminations and other	4,575	2,547	243
As reported in FCX’s consolidated
financial statements	$5,807	$2,850	$379

a.	Represents start-up costs related to molybdenum production at Cerro Verde.

XIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs (Pro Forma)
Three Months Ended June 30, 2006
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Total
Revenues, after adjustments shown
below	$962	$962	$18	$8	$988

Site production and delivery, before
net noncash and nonrecurring
costs shown below	198	193	3	1	198
By-product credits	(26)	-	-	-	-
Treatment charges	58	57	1	-	58
Unit net cash costs	230	250	4	2	256
Depreciation and amortization	49	49	-	-	49
Noncash and nonrecurring costs, net	1	1	-	-	1
Total unit costs	280	300	4	2	306
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	70	72	(1)	(1)	70
Idle facility and other non-
inventoriable costs	(4)	(4)	-	-	(4)
Gross profit	$748	$730	$13	$5	$748

Pounds of copper sold (in millions)	290	290
Ounces of gold sold (000s)			29
Ounces of silver sold (000s)				593

Gross profit per pound of copper/per ounce of gold and silver:
Revenues, after adjustments shown
below	$3.32	$3.32	$643.42	$13.29

Site production and delivery, before
net noncash and nonrecurring
costs shown below	0.68	0.67	110.27	2.10
By-product credits	(0.09)	-	-	-
Treatment charges	0.20	0.20	29.65	0.50
Unit net cash costs	0.79	0.87	139.92	2.60
Depreciation and amortization	0.17	0.16	14.57	0.31
Noncash and nonrecurring costs, net	-	-	0.16	0.01
Total unit costs	0.96	1.03	154.65	2.92
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	0.24	0.25	(51.24)	(1.18)
Idle facility and other non-
inventoriable costs	(0.02)	(0.02)	0.52	0.02
Gross profit per pound/ounce	$2.58	$2.52	$438.05	$9.21

Reconciliation to Amounts Reported
		Production	Depreciation
		and	and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$988	$198	$49
Net noncash and nonrecurring costs
per above	N/A	1	N/A
Treatment charges per above	(58)	N/A	N/A
Purchased metal	81	81	N/A
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging per above	70	N/A	N/A
Eliminations and other	3,337	2,426	297
As reported in FCX’s pro forma
consolidated financial results	$4,418	$2,706	$346

XIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs (Pro Forma)

Six Months Ended June 30, 2007
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Other	Total
Revenues, after adjustments shown
below	$2,140	$2,141	$35	$15	$(3)	$2,188

Site production and delivery, before
net noncash and nonrecurring
costs shown below	534	518	11	5	-	534
By-product credits	(47)	-	-	-	-	-
Treatment charges	126	123	2	1	-	126
Unit net cash costs	613	641	13	6	-	660
Depreciation and amortization	105	104	1	-	-	105
Noncash and nonrecurring costs, net	1	1	-	-	-	1
Total unit costs	719	746	14	6	-	766
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	18	18	-	-	-	18
Idle facility and other non-
inventoriable costs	(14)	(13)	(1)	-	-	(14)
Gross profit	$1,425	$1,400	$20	$8	$(3)	$1,425

Pounds of copper sold (in millions)	644	644
Ounces of gold sold (000s)			53
Ounces of silver sold (000s)				1,139

Gross profit per pound of copper/per ounce of gold and silver:
Revenues, after adjustments shown
below	$3.32	$3.32	$665.77	$13.19

Site production and delivery, before
net noncash and nonrecurring
costs shown below	0.83	0.81	203.85	3.98
By-product credits	(0.07)	-	-	-
Treatment charges	0.19	0.19	38.33	1.22
Unit net cash costs	0.95	1.00	242.18	5.20
Depreciation and amortization	0.16	0.16	23.28	0.50
Noncash and nonrecurring costs, net	-	-	0.34	-
Total unit costs	1.12	1.16	265.80	5.70
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	0.03	0.03	(8.95)	(0.11)
Idle facility and other non-
inventoriable costs	(0.02)	(0.02)	(7.18)	(0.12)
Gross profit per pound/ounce	$2.21	$2.17	$383.84	$7.26

Reconciliation to Amounts Reported
		Production	Depreciation
		and	and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$2,188	$534	$105
Net noncash and nonrecurring costs
per above	N/A	1	N/A
Treatment charges per above	(126)	N/A	N/A
Purchased metal	148	148	N/A
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging per above	18	N/A	N/A
Eliminations and other	8,419	4,972	637
As reported in FCX’s pro forma
consolidated financial results	$10,647	$5,655	$742

XV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs (Pro Forma)
Six Months Ended June 30, 2006
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Total
Revenues, after adjustments shown
below	$1,742	$1,742	$35	$14	$1,791

Site production and delivery, before
net noncash and nonrecurring
costs shown below	403	392	8	3	403
By-product credits	(49)	-	-	-	-
Treatment charges	100	97	2	1	100
Unit net cash costs	454	489	10	4	503
Depreciation and amortization	96	94	2	-	96
Noncash and nonrecurring costs, net	1	1	-	-	1
Total unit costs	551	584	12	4	600
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	(45)	(36)	(6)	(3)	(45)
Idle facility and other non-
inventoriable costs	(9)	(9)	-	-	(9)
Gross profit	$1,137	$1,113	$17	$7	$1,137

Pounds of copper sold (in millions)	565	565
Ounces of gold sold (000s)			58
Ounces of silver sold (000s)				1,242

Gross profit per pound of copper/per ounce of gold and silver:
Revenues, after adjustments shown
below	$3.08	$3.08	$610.80	$11.35

Site production and delivery, before
net noncash and nonrecurring
costs shown below	0.71	0.69	144.97	2.61
By-product credits	(0.09)	-	-	-
Treatment charges	0.18	0.17	36.30	0.57
Unit net cash costs	0.80	0.86	181.27	3.18
Depreciation and amortization	0.17	0.17	18.06	0.34
Noncash and nonrecurring costs, net	-	-	0.20	-
Total unit costs	0.97	1.03	199.53	3.52
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging	(0.08)	(0.07)	(108.13)	(2.10)
Idle facility and other non-
inventoriable costs	(0.02)	(0.01)	(4.68)	(0.04)
Gross profit per pound/ounce	$2.01	$1.97	$298.46	$5.69

Reconciliation to Amounts Reported
		Production	Depreciation
		and	and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$1,791	$403	$96
Net noncash and nonrecurring costs
per above	N/A	1	N/A
Treatment charges per above	(100)	N/A	N/A
Purchased metal	126	126	N/A
Revenue adjustments, primarily for
pricing on prior period open sales
and hedging per above	(45)	N/A	N/A
Eliminations and other	5,957	4,617	591
As reported in FCX’s pro forma
consolidated financial results	$7,729	$5,147	$687

XVI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs
Three Months Ended June 30, 2007
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Total

Revenues, after adjustments shown below	$1,169	$1,169	$584	$15	$1,768

Site production and delivery, before net noncash
and nonrecurring costs shown below	379	251	125	3	379
Gold and silver credits	(599)	-	-	-	-
Treatment charges	111	73	37	1	111
Royalty on metals	48	32	16	-	48
Unit net cash (credits) costs	(61)	356	178	4	538
Depreciation and amortization	56	37	18	1	56
Noncash and nonrecurring costs, net	10	7	3	-	10
Total unit costs	5	400	199	5	604
Revenue adjustments, primarily for pricing on
prior period open sales	153	153	-	-	153
PT Smelting intercompany profit elimination	-	-	-	-	-
Gross profit	$1,317	$922	$385	$10	$1,317

Pounds of copper sold (in millions)	334	334
Ounces of gold sold (000s)			880
Ounces of silver sold (000s)				1,117

Gross profit per pound of copper/per ounce of gold and silver:
Revenues, after adjustments shown below	$3.43	$3.43	$657.91	$13.10

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.14	0.75	142.52	2.83
Gold and silver credits	(1.79)	-	-	-
Treatment charges	0.33	0.22	41.75	0.83
Royalty on metals	0.14	0.09	17.87	-
Unit net cash (credits) costs	(0.18)	1.06	202.14	3.66
Depreciation and amortization	0.17	0.11	20.96	0.42
Noncash and nonrecurring costs, net	0.03	0.02	4.00	0.08
Total unit costs	0.02	1.19	227.10	4.16
Revenue adjustments, primarily for pricing on
prior period open sales	0.53	0.52	6.44	(0.27)
PT Smelting intercompany profit elimination	-	-	(0.02)	-
Gross profit per pound/ounce	$3.94	$2.76	$437.23	$8.67

Reconciliation to Amounts Reported
		Production	Depreciation
		and	and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$1,768	$379	$56
Net noncash and nonrecurring costs per above	N/A	10	N/A
Less: Treatment charges per above	(111)	N/A	N/A
Royalty per above	(48)	N/A	N/A
Revenue adjustments, primarily for pricing on
prior period open sales per above	153	N/A	N/A
Total Indonesia mining operations	1,762	390	56
Eliminations and other	4,045	2,460	323
As reported in FCX’s consolidated
financial statements	$5,807	$2,850	$379

XVII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs
Three Months Ended June 30, 2006
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Total

Revenues, after adjustments shown below	$742	$742	$176	$10	$928

Site production and delivery, before net noncash
and nonrecurring costs shown below	271	217	51	3	271
Gold and silver credits	(186)	-	-	-	-
Treatment charges	107	85	21	1	107
Royalty on metals	23	18	4	1	23
Unit net cash costs	215	320	76	5	401
Depreciation and amortization	34	28	6	-	34
Noncash and nonrecurring costs, net	10	8	2	-	10
Total unit costs	259	356	84	5	445
Revenue adjustments, primarily for pricing on
prior period open sales	237	237	-	-	237
PT Smelting intercompany profit elimination	(8)	(6)	(2)	-	(8)
Gross profit	$712	$617	$90	$5	$712

Pounds of copper sold (in millions)	220	220
Ounces of gold sold (000s)			278
Ounces of silver sold (000s)				835

Gross profit per pound of copper/per ounce of gold and silver:
Revenues, after adjustments shown below	$3.33	$3.33	$613.77	$11.74

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.23	0.98	184.56	3.76
Gold and silver credits	(0.85)	-	-	-
Treatment charges	0.49	0.39	73.03	1.49
Royalty on metals	0.11	0.09	15.62	0.32
Unit net cash costs	0.98	1.46	273.21	5.57
Depreciation and amortization	0.15	0.12	23.10	0.47
Noncash and nonrecurring costs, net	0.05	0.04	7.09	0.14
Total unit costs	1.18	1.62	303.40	6.18
Revenue adjustments, primarily for pricing on
prior period open sales	1.12	1.12	18.47	1.14
PT Smelting intercompany profit elimination	(0.03)	(0.03)	(5.35)	(0.11)
Gross profit per pound/ounce	$3.24	$2.80	$323.49	$6.59

Reconciliation to Amounts Reported
		Production	Depreciation
		and	and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$928	$271	$34
Net noncash and nonrecurring costs per above	N/A	10	N/A
Less: Treatment charges per above	(107)	N/A	N/A
Royalty per above	(23)	N/A	N/A
Revenue adjustments, primarily for pricing on
prior period open sales per above	237	N/A	N/A
Total Indonesia mining operations	1,035	281	34
Eliminations and other	391	324	10
As reported in FCX’s consolidated
financial statements	$1,426	$605	$44

XVIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs
Six Months Ended June 30, 2007
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Total

Revenues, after adjustments shown below	$2,578	$2,578	$1,207	$36	$3,821

Site production and delivery, before net noncash
and nonrecurring costs shown below	693	468	219	6	693
Gold and silver credits	(1,243)	-	-	-	-
Treatment charges	265	178	84	3	265
Royalty on metals	97	66	30	1	97
Unit net cash (credits) costs	(188)	712	333	10	1,055
Depreciation and amortization	115	78	36	1	115
Noncash and nonrecurring costs, net	19	13	6	-	19
Total unit (credits) costs	(54)	803	375	11	1,189
Revenue adjustments, primarily for pricing on
prior period open sales	12	12	-	-	12
PT Smelting intercompany profit elimination	(36)	(24)	(11)	(1)	(36)
Gross profit	$2,608	$1,763	$821	$24	$2,608

Pounds of copper sold (in millions)	751	751
Ounces of gold sold (000s)			1,827
Ounces of silver sold (000s)				2,694

Gross profit per pound of copper/per ounce of gold and silver:
Revenues, after adjustments shown below	$3.40	$3.40	$659.43	$13.22

Site production and delivery, before net noncash
and nonrecurring costs shown below	0.92	0.62	119.85	2.40
Gold and silver credits	(1.65)	-	-	-
Treatment charges	0.35	0.24	45.73	0.92
Royalty on metals	0.13	0.09	16.83	0.34
Unit net cash (credits) costs	(0.25)	0.95	182.41	3.66
Depreciation and amortization	0.15	0.10	19.88	0.40
Noncash and nonrecurring costs, net	0.03	0.02	3.37	0.07
Total unit (credits) costs	(0.07)	1.07	205.66	4.13
Revenue adjustments, primarily for pricing on
prior period open sales	0.05	0.05	1.38	0.02
PT Smelting intercompany profit elimination	(0.05)	(0.03)	(6.18)	(0.12)
Gross profit per pound/ounce	$3.47	$2.35	$448.97	$8.99

Reconciliation to Amounts Reported
		Production	Depreciation
		and	and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$3,821	$693	$115
Net noncash and nonrecurring costs per above	N/A	19	N/A
Less: Treatment charges per above	(265)	N/A	N/A
Royalty per above	(97)	N/A	N/A
Revenue adjustments, primarily for pricing on
prior period open sales per above	12	N/A	N/A
Total Indonesia mining operations	3,471	713	115
Eliminations and other	4,639	3,089	380
As reported in FCX’s consolidated
financial statements	$8,110	$3,802	$495

XIX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS
(continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs
Six Months Ended June 30, 2006
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold		Silver	Total

Revenues, after adjustments shown below	$1,460	$1,460	$459		$18	$1,937

Site production and delivery, before net noncash
and nonrecurring costs shown below	546	412	129		5	546
Gold and silver credits	(477)	-	-		-	-
Treatment charges	191	144	45		2	191
Royalty on metals	42	32	10		-	42
Unit net cash costs	302	588	184		7	779
Depreciation and amortization	68	51	16		1	68
Noncash and nonrecurring costs, net	22	16	6		-	22
Total unit costs	392	655	206		8	869
Revenue adjustments, primarily for pricing on
prior period open sales and gold hedging	128 [a]	197	(69)		-	128
PT Smelting intercompany profit recognized	13	10	3		-	13
Gross profit	$1,209	$1,012	$187		$10	$1,209

Pounds of copper sold (in millions)	445	445
Ounces of gold sold (000s)			750
Ounces of silver sold (000s)					1,542

Gross profit per pound of copper/per ounce of gold and silver:
Revenues, after adjustments shown below	$3.27	$3.27	$492.73	[b]	$11.19

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.23	0.93	172.18		3.38
Gold and silver credits	(1.07)	-	-		-
Treatment charges	0.43	0.32	60.19		1.18
Royalty on metals	0.09	0.07	13.52		0.27
Unit net cash costs	0.68	1.32	245.89		4.83
Depreciation and amortization	0.15	0.11	21.35		0.42
Noncash and nonrecurring costs, net	0.05	0.04	6.96		0.14
Total unit costs	0.88	1.47	274.20		5.39
Revenue adjustments, primarily for pricing on
prior period open sales	0.30 [a]	0.45	26.40		0.82
PT Smelting intercompany profit recognized	0.03	0.02	4.09		0.08
Gross profit per pound/ounce	$2.72	$2.27	$249.02		$6.70

Reconciliation to Amounts Reported
		Production	Depreciation
		and	and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$1,937	$546	$68
Net noncash and nonrecurring costs per above	N/A	22	N/A
Less: Treatment charges per above	(191)	N/A	N/A
Royalty per above	(42)	N/A	N/A
Revenue adjustments, primarily for pricing on
prior period open sales and hedging per above	128	N/A	N/A
Total Indonesia mining operations	1,832	568	68
Eliminations and other	680	515	19
As reported in FCX’s consolidated
financial statements	$2,512	$1,083	$87

a.	Includes a $69 million or $0.16 per pound loss on the redemption of FCX’s Gold-Denominated Preferred Stock, Series II.
b.	Amount was $585.34 before the loss on the redemption of FCX’s Gold-Denominated Preferred Stock, Series II.

XX

FREEPORT-McMoRan COPPER & GOLD INC.
PROVISION FOR INCOME TAXES

PROVISION FOR INCOME TAXES
FCX’s second-quarter 2007 income tax provision resulted from taxes on international operations ($639 million) and taxes in the U.S. ($138 million).  FCX’s income tax provision for the first six months of 2007 resulted from taxes on international operations ($1,145 million) and taxes in the U.S. ($92 million).  The difference between FCX’s effective income tax rate of approximately 37 percent for the first six months of 2007 and the U.S. federal statutory rate of 35 percent primarily was attributable to withholding taxes incurred in connection with earnings from Indonesian and South American mining operations, income taxes incurred by PT Indocopper Investama, a U.S. foreign tax credit limitation and a U.S. benefit for percentage depletion.

FCX’s income tax provisions, which totaled $310 million for the second quarter of 2006 and $532 million for the first six months of 2006, resulted from taxes on PT Freeport Indonesia’s earnings.  The difference between FCX’s effective income tax rate of approximately 43 percent for the first six months of 2006 and PT-FI’s Contract of Work rate of 35 percent primarily was attributable to withholding taxes incurred in connection with earnings from Indonesian mining operations and income taxes incurred by PT Indocopper Investama.

A summary of the significant components in the calculation of FCX’s consolidated provision for income taxes for the first six months of 2007 follows (in millions, except percentages):

	Six Months Ended
	June 30, 2007
		Effective
	Income	Tax Rate	Tax
North America
Income before taxes and minority interests	$408	30%	$122
Purchase accounting adjustments	(434)	39%	(169)
Subtotal	(26)		(47)
South America
Income before taxes and minority interest	1,076	35%	374
Purchase accounting adjustments	(156)	35%	(54)
Subtotal	920		320
Indonesia
Income before taxes and minority interests	2,365	43%	1,021
Other
Income before taxes and minority interests	66	31%	21
Annualized rate adjustment[a]	N/A	N/A	(78)

Consolidated totals	$3,325	37%[a]	$1,237

a.
In accordance with APB Opinion No. 28, “Interim Financial Reporting” and FIN 18, “Accounting for Income Taxes in Interim Periods an Interpretation of APB Opinion No. 28,” FCX adjusts its interim provision for income taxes to equal its estimated annualized effective tax rate, currently 37 percent.

XXI

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS

With the acquisition of Phelps Dodge, FCX’s business consists of three primary operating divisions – Indonesian mining, North American mining and South American mining. Following is a discussion of the reportable segments included in these operating divisions, as well as FCX’s other reportable segments – Atlantic Copper and Phelps Dodge International Corporation (PDIC). However, as FCX continues to evaluate reportable segments in conjunction with its review of the management reporting structure following the acquisition of Phelps Dodge, the following reportable segments may change in the future.

Indonesian Mining.  Indonesian mining includes PT Freeport Indonesia’s copper and gold mining operations and PT Puncakjaya Power’s power generating operations (after eliminations with PT Freeport Indonesia).

North American Mining.  North American mining comprises copper operations from mining through rod production, molybdenum operations from mining through conversion to chemical and metallurgical products, marketing and sales. The North American mining operating division includes one reportable copper production segment (Morenci), and also includes as reportable segments Manufacturing and Primary Molybdenum. Other North American mining operations, although not reportable segments, include FCX’s other southwestern U.S. copper mines – Bagdad, Sierrita, Chino, Cobre, Tyrone, Miami, Bisbee and Tohono. In addition to copper, the Bagdad, Sierrita and Chino mines produce molybdenum, gold, silver and rhenium. Other North American mining operations also include the Safford project, which is currently under development; a sales company, which functions as an agent to purchase and sell copper from the North American mines and the Manufacturing segment and also purchases and sells any copper not sold by the South American mines to third parties; and other ancillary operations.

South American Mining.  South American mining includes one reportable copper production segment (Cerro Verde). Other South American mining operations, although not reportable segments, include FCX’s other South American copper mines – Candelaria, Ojos del Salado and El Abra.

Atlantic Copper Smelting & Refining.  Atlantic Copper, FCX’s wholly owned smelting unit in Spain, smelts and refines copper concentrates and markets refined copper and precious metals in slimes.

PDIC.  PDIC is FCX’s international manufacturing division, which produces engineered products principally for the global energy sector.

Other.  In addition to the allocation of revenues, FCX allocates certain operating costs, expenses and capital to the operating divisions and individual segments that may not be reflective of market conditions. FCX does not allocate all costs and expenses applicable to a mine or operation from the operating division or corporate offices. Accordingly, the following segment information reflects management determinations that may not be indicative of actual financial performance of each operating division or segment as if it was an independent entity.

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FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS
(continued)

(In Millions)	North America					South America			Indonesia
				Other	Total		Other	Total			Atlantic
			Primary	North	North		South	South			Copper		Corporate,
		Manufac-	Molyb-	American	American	Cerro	American	American			Smelting		Other &	FCX
Three Months Ended June 30, 2007	Morenci	turing	denum	Mining	Mining	Verde	Mining	Mining	Grasberg		& Refining	PDIC	Eliminations	Total
Revenues:
Unaffiliated customers	$23	1,827	463	366	2,679	157	572	729	1,415	[a]	619	364	1	5,807
Intersegment	519	49	-	(327)	241	298	205	503	347		-	-	(1,091)	-
Production and delivery	304	1,861	406	(300)	2,271	100	203	303	390		608	311	(1,033)	2,850
Depreciation, depletion and amortization	69	5	22	72	168	35	101	136	56		9	3	7	379
Exploration and research expenses	-	-	-	3	3	-	-	-	-		-	-	37	40
Selling, general and administrative
expenses	-	-	5	2	7	-	-	-	45		6	5	76	139
Operating income (loss)[b]	$169	10	30	262	471	320	473	793	1,271		(4)	45	(177)	2,399
Interest expense, net	$-	1	-	-	1	4	(1)	3	3		7	3	165	182
Equity in affiliated companies’
net earnings	$-	-	-	1	1	-	-	-	-		-	-	6	7
Provision for income taxes	$-	-	-	-	-	123	156	279	443		-	-	55	777
Minority interests in net income of
consolidated subsidiaries	$-	-	-	-	-	101	125	226			-	6	81	313
Total assets at June 30, 2007	$4,737	818	1,894	8,730	16,179	4,975	4,521	9,496	4,352		1,062	1,387	8,158	40,634
Capital expenditures	$60	3	11	227	301	17	17	34	101		14	5	75	530

Three Months Ended June 30, 2006
Revenues:
Unaffiliated customers	$-	-	-	-	-	-	-	-	832	[a]	593	-	1	1,426
Intersegment	-	-	-	-	-	-	-	-	203		-	-	(203)	-
Production and delivery	-	-	-	-	-	-	-	-	281		561	-	(237)	605
Depreciation, depletion and amortization	-	-	-	-	-	-	-	-	34		7	-	3	44
Exploration and research expenses	-	-	-	-	-	-	-	-	-		-	-	3	3
Selling, general and administrative
expenses	-	-	-	-	-	-	-	-	56		3	-	(24)	35
Operating income	$-	-	-	-	-	-	-	-	664		22	-	53	739
Interest expense, net	$-	-	-	-	-	-	-	-	2		4	-	15	21
Equity in affiliated companies’
net earnings	$-	-	-	-	-	-	-	-	-		-	-	1	1
Provision for income taxes	$-	-	-	-	-	-	-	-	237		-	-	73	310
Minority interests in net income of
consolidated subsidiaries	$-	-	-	-	-	-	-	-	-		-	-	42	42
Total assets at June 30, 2006	$-	-	-	-	-	-	-	-	3,885		1,035	-	190	5,110
Capital expenditures	$-	-	-	-	-	-	-	-	56		2	-	-	58

a.	Includes PT Freeport Indonesia’s sales to PT Smelting totaling $625 million in the 2007 quarter and $325 million in the 2006 quarter.
b.
Operating income (loss) includes purchase accounting adjustments totaling $443 million, which primarily includes the impacts of the increases in the carrying amount of Phelps Dodge’s metals inventories and property, plant and equipment.  Following provides the impact of these adjustments on FCX’s segments and operating divisions for second-quarter 2007:

Production and delivery	$68	(1)	67	117	251	-	18	18	N/A	N/A	2	(14)	257
Depreciation, depletion and amortization	60	-	10	47	117	15	55	70	N/A	N/A	-	(1)	186
Purchase accounting adjustments	$128	(1)	77	164	368	15	73	88	N/A	N/A	2	(15)	443

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FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS
(continued)

(In Millions)	North America					South America			Indonesia
				Other	Total		Other	Total			Atlantic
			Primary	North	North		South	South			Copper		Corporate,
		Manufac-	Molyb-	American	American	Cerro	American	American			Smelting		Other &	FCX
Six Months Ended June 30, 2007	Morenci	turing	denum	Mining	Mining	Verde	Mining	Mining	Grasberg		& Refining	PDIC	Eliminations	Total
Revenues:
Unaffiliated customers	$23	2,034	515	426	2,998	171	698	869	2,747	[a]	1,073	421	2	8,110
Intersegment	540	58	-	(333)	265	395	230	625	724		-	-	(1,614)	-
Production and delivery	333	2,071	458	(239)	2,623	144	275	419	713		1,035	359	(1,347)	3,802
Depreciation, depletion and amortization	74	6	25	77	182	44	120	164	115		19	4	11	495
Exploration and research expenses	-	-	-	3	3	-	-	-	-		-	-	44	47
Selling, general and administrative
expenses	-	-	5	3	8	-	-	-	89		10	6	75	188
Operating income (loss)[b]	$156	15	27	249	447	378	533	911	2,554		9	52	(395)	3,578
Interest expense, net	$-	1	-	-	1	4	(1)	3	7		14	3	206	234
Equity in affiliated companies’
net earnings	$-	-	-	1	1	-	-	-	-		-	-	11	12
Provision for income taxes	$-	-	-	-	-	145	175	320	896		-	-	21	1,237
Minority interests in net income of
consolidated subsidiaries	$-	-	-	-	-	126	147	273	-		-	7	147	427
Capital expenditures	$75	5	13	261	354	18	18	36	175		21	6	80	672

Six Months Ended June 30, 2006
Revenues:
Unaffiliated customers	$-	-	-	-	-	-	-	-	1,400	[a]	1,109	-	3	2,512
Intersegment	-	-	-	-	-	-	-	-	432		-	-	(432)	-
Production and delivery	-	-	-	-	-	-	-	-	568		1,052	-	(537)	1,083
Depreciation, depletion and amortization	-	-	-	-	-	-	-	-	68		15	-	4	87
Exploration and research expenses	-	-	-	-	-	-	-	-	-		-	-	5	5
Selling, general and administrative
expenses	-	-	-	-	-	-	-	-	138		7	-	(79)	66
Operating income	$-	-	-	-	-	-	-	-	1,058		35	-	178	1,271
Interest expense, net	$-	-	-	-	-	-	-	-	5		10	-	29	44
Equity in affiliated companies’
net earnings	$-	-	-	-	-	-	-	-	-		-	-	5	5
Provision for income taxes	$-	-	-	-	-	-	-	-	382		-	-	150	532
Minority interests in net income of
consolidated subsidiaries	$-	-	-	-	-	-	-	-	-		-	-	69	69
Capital expenditures	$-	-	-	-	-	-	-	-	105		6	-	(1)	110

a.	Includes PT Freeport Indonesia’s sales to PT Smelting totaling $1,209 million in the 2007 six-month period and $608 million in the 2006 six-month period.
b.
Operating income (loss) includes purchase accounting adjustments totaling $567 million, which primarily includes the impacts of the increases in the carrying amount of Phelps Dodge’s metals inventories and property, plant and equipment.  Following provides the impact of these adjustments on FCX’s segments and operating divisions for second-quarter 2007:

Production and delivery	$84	-	80	135	299	20	46	66	N/A	N/A	3	(15)	353
Depreciation, depletion and amortization	63	-	12	48	123	21	70	91	N/A	N/A	-	-	214
Purchase accounting adjustments	$147	-	92	183	422	41	116	157	N/A	N/A	3	(15)	567

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